Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR 2018 RESULTS

LAKE ZURICH, ILLINOIS, February 13, 2019 - ACCO Brands Corporation (NYSE: ACCO), one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products, today reported its fourth quarter and full year results for the period ended December 31, 2018.

"While 2018 did not live up to our expectations, we generated strong cash flow and delivered terrific results in Brazil, Canada and across EMEA," said Boris Elisman, Chairman, President and Chief Executive Officer of ACCO Brands. "In the U.S. we are taking aggressive actions to offset sales and margin pressures from commercial customer consolidation, as well as higher inflation and tariffs. While we expect the environment to remain challenging in 2019, we believe we are well positioned to improve our profit and cash flow, execute on our strategy, and increase shareholder value."

Fourth Quarter Results

Net sales decreased 6.6% to $529.3 million from the prior-year period as growth from acquisitions was more than offset by adverse foreign currency. Comparable sales decreased 4.6% due to lower sales in the U.S. Net income was $35.0 million, or $0.34 per share, including $4.1 million of restructuring, integration and transaction charges. Net income in the prior-year quarter was $74.0 million, or $0.68 per share, which included a $25.7 million one-time tax benefit and $7.4 million of charges. The decline in net income was primarily due to the non-repeat of the one-time tax benefit, as well as lower sales and profit in the U.S. Adjusted net income was $42.9 million, or $0.41 per share, compared to $52.7 million, or $0.48 per share, in the prior-year quarter. The decline in adjusted net income was primarily driven by lower sales, adverse mix and inflation in the U.S., as well as adverse foreign currency, partially offset by lower incentive compensation expense.

Strategic Overview

"We continue to execute our strategy of growing our global portfolio of consumer brands, increasing our presence in faster growing geographies, channels and product categories and diversifying our customer base, through organic efforts and supported by acquisitions. In early 2019, we made a small tuck-in acquisition in Australia to extend our presence into new categories. In 2018, we acquired GOBA Internacional, a branded school and craft products company in Mexico. We also realized sales synergies from the Esselte acquisition through expanded distribution of ACCO Brands products to the broader Esselte customer base, and realized $13 million in cost synergies in 2018. We now expect to realize $32 million of synergy savings from the Esselte acquisition by the end of 2019, an increase from our initial target of $23 million," said Elisman.

"We continue to focus on leveraging our cost structure through productivity savings and acquisition synergies to drive long-term profit improvement and strong cash flow generation. In 2018, we realized a total of $32 million of cost savings, including $19 million of productivity savings and $13 million of acquisition synergy savings. In 2019, we expect to generate $40-$45 million of savings," he continued.

Business Segment Highlights

ACCO Brands North America - Sales of $228.9 million decreased 9.6% from the prior-year period, and decreased 9.2% excluding currency. Pricing added 2.5%. The decreases were primarily due to lower sales to a U.S. office wholesaler and reduced sales of calendar products. Operating income of $28.5 million decreased 37.1% from the prior-year quarter and adjusted operating income of $31.6 million decreased 31.6% from the prior-year quarter. Both year-over-year declines were primarily due to lower sales and gross margin, driven by unfavorable product and customer mix as well as inflation from increased material, transportation and tariff costs in the U.S. The company implemented price increases in the U.S. in October 2018 and in the first quarter of 2019, which, together with cost reduction initiatives, are expected to fully offset current inflation, including tariffs.

ACCO Brands EMEA - Sales of $167.1 million decreased 5.9% primarily due to adverse foreign currency. Comparable sales decreased 1.7%, primarily driven by the insolvency of a European wholesaler. Operating income of $22.3 million increased 5.2% from the prior-year period due to lower restructuring charges. Adjusted operating income of $23.0 million decreased 8.0% from the prior-year period due to lower sales and higher transportation and material costs, which were partially offset by synergy savings related to the integration of the Esselte business.

ACCO Brands International - Sales of $133.3 million decreased 2.1% from the prior-year period as growth from an acquisition was offset by adverse foreign currency. Comparable sales were approximately flat. Strong sales growth in Brazil was offset by declines in Mexico and Australia. Reported operating income of $24.0 million decreased 6.3% and adjusted operating income of $24.3 million decreased 5.4%, both due to adverse foreign currency.

Full Year 2018 Results

Net sales decreased modestly to $1.94 billion from $1.95 billion in the prior-year period, as growth from acquisitions was offset by lower sales and adverse foreign exchange. Comparable sales declined 3.1% due to lower sales in the U.S., Australia and Mexico, partially offset by growth in EMEA, Brazil and Canada. Net income was $106.7 million, or $1.00 per share, including $16.4 million of restructuring, integration and transaction charges. This compared to net income of $131.7 million, or $1.19 per share, in the prior-year period, which included $35.5 million of charges, net of other one-time items and a $25.7 million one-time tax benefit. The decline in net income was primarily due to the non-repeat of the one-time tax benefit as well as lower sales and profit in the U.S. Adjusted net income was $122.0 million, or $1.14 per share, compared to $131.6 million, or $1.19 per share, in the prior-year period. The decline in adjusted net income was primarily the result of lower sales and profit in the U.S.

Capital Allocation

In 2018, the company generated $194.8 million of net cash from operating activities and $160.9 million of free cash flow, and used it to repurchase 6.0 million shares of stock for a total of $75.0 million, pay $25.1 million in dividends and repay $62.2 million of debt. In addition, the company borrowed $38.0 million for the acquisition of GOBA. The company continues to generate strong annual cash flow and its capital allocation priorities remain funding strategic acquisitions, debt reduction, dividends and share repurchases. The company continues to target a long-term net leverage ratio in the range of 2.0x-2.5x.

2019 Guidance

The company is introducing 2019 guidance for net sales growth, adjusted earnings per share and free cash flow.

2019 Guidance
Net sales growth	(3)% to 0%
Adjusted EPS	$1.10 to $1.20
Free Cash Flow	$165 million to $175 million

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company's results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products. Our widely recognized brands include AT-A-GLANCE®, Barrilito®, Derwent®, Esselte®, Five Star®, GBC®, Hilroy®, Kensington®, Leitz®, Mead®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, Wilson Jones®, and many others. Our products are sold in more than 100 countries around the world. More information about ACCO Brands, the Home of Great Brands Built by Great People, can be found at www.accobrands.com.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including comparable net sales, adjusted operating income, adjusted net income, adjusted net income per share, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), free cash flow, normalized tax rate, and net leverage ratio. We have included a description of each of these measures and a reconciliation to the most directly comparable GAAP financial measure in the tables attached to this press release. We sometimes refer to comparable net sales as comparable sales and adjusted net income per share as adjusted earnings per share.

We use the non-GAAP financial measures both in the internal evaluation and management of our business and to explain our results to stockholders and the investment community. Senior management’s incentive compensation is derived, in part, using certain of these measures. We believe these measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful comparisons and enhance an overall understanding of our past financial performance and our future prospects. The non-GAAP results are an indication of our baseline performance before gains, losses or other charges that we considered to be outside our core operating results.

The non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as unusual income tax items, restructuring and integration charges, acquisition-related expenses, the impact of foreign currency fluctuation and acquisitions, and other one-time or non-recurring items. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the company’s financial statements presented in accordance with GAAP.

This press release also provides forward-looking non-GAAP adjusted earnings per share, free cash flow, normalized tax rate and net leverage ratio. We do not provide a reconciliation of forward-looking adjusted earnings per share, normalized tax rate, free cash flow or net leverage ratio to GAAP because the GAAP financial measure is not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and the impact of foreign currency fluctuation and acquisitions, and other charges reflected in our historical numbers. The probable significance of each of these items is high and, based on historical experience, could be material.

Forward-Looking Statements

Statements contained in this press release, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Our 2019 guidance outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding the timing, cost and synergies expected from integration of acquisitions; impact of changes in U.S. tax laws and trade policies; changes in the macro environment; fluctuations in foreign currency rates and share count; changes in the competitive landscape, including ongoing uncertainties driven by the consolidation in the traditional office products channels, and consumer behavior; as well as other factors described below.

Among the factors that could cause actual results to differ materially from our forward-looking statements are: a relatively limited number of large customers account for a significant percentage of our sales; risks associated with foreign currency fluctuations; challenges related to the highly competitive business environments in which we operate, including ongoing uncertainties driven by the consolidation in the traditional office products channels; risks associated with shifts in the channels of distribution for our products; our ability to develop and market innovative products that meet consumer demands; our ability to grow profitably through acquisitions and expand our product assortment into new and adjacent categories; our ability to successfully integrate acquisitions and achieve the financial and other results anticipated at the time of acquisition, including synergies; the failure, inadequacy or interruption of our information technology systems or supporting infrastructure; risks associated with a cybersecurity incident or information security breach; our ability to successfully expand our business in emerging markets which generally expose us to greater financial, operational, regulatory and compliance and other risks; risks associated with raw material, labor and transportation availability and cost fluctuations; the effects of the U.S. Tax Cuts and Jobs Act; risks associated with changes to U.S. government policies, including increased import tariffs and other changes in trade relations and policies; the impact of litigation or other legal proceedings; consumer spending decisions during periods of economic uncertainty or weakness; the risks associated with outsourcing production of certain of our products, information systems and other administrative functions; the continued decline in the use of certain of our products; risks associated with seasonality; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements and the costs of compliance; the sufficiency of investment returns on pension assets and risks related to actuarial assumptions; any impairment of our intangible assets; risks associated with our indebtedness, including our debt service obligations, limitations imposed by restrictive covenants and our ability to comply with financial ratios and tests; the bankruptcy or financial instability of our customers and suppliers; our failure to comply with customer contracts; our ability to secure, protect and maintain our intellectual property rights; product liability claims or regulatory actions; our ability to attract and retain key employees; the volatility of our stock price; material disruptions at one of our or our suppliers' major manufacturing or distribution facilities resulting from circumstances outside our control; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017, in "Part II, Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 and in other reports we file with the SEC.

For further information:

Rich Nelson            Jennifer Rice
Media Relations        Investor Relations
(847) 796-4059        (847) 796-4320

ACCO Brands Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017 (A)	% Change	2018	2017 (A)	% Change
Net sales	$529.3	$566.8	(7)%	$1,941.2	$1,948.8	—%
Cost of products sold	352.2	367.4	(4)%	1,313.4	1,291.5	2%
Gross profit	177.1	199.4	(11)%	627.8	657.3	(4)%
Operating costs and expenses:
Selling, general and administrative expenses	97.8	107.3	(9)%	392.4	415.5	(6)%
Amortization of intangibles	9.5	9.2	3%	36.7	35.6	3%
Restructuring charges	3.8	5.6	(32)%	11.7	21.7	(46)%
Total operating costs and expenses	111.1	122.1	(9)%	440.8	472.8	(7)%
Operating income	66.0	77.3	(15)%	187.0	184.5	1%
Non-operating expense (income):
Interest expense	10.3	9.8	5%	41.2	41.1	—%
Interest income	(0.9)	(0.9)	—%	(4.4)	(5.8)	(24)%
Non-operating pension income	(2.2)	(2.3)	(4)%	(9.3)	(8.5)	9%
Other expense (income), net	—	0.6	(100)%	1.6	(0.4)	NM
Income before income tax	58.8	70.1	(16)%	157.9	158.1	—%
Income tax expense (income)	23.8	(3.9)	NM	51.2	26.4	94%
Net income	$35.0	$74.0	(53)%	$106.7	$131.7	(19)%

Per share:
Basic income per share	$0.34	$0.69	(51)%	$1.02	$1.22	(16)%
Diluted income per share	$0.34	$0.68	(50)%	$1.00	$1.19	(16)%

Weighted average number of shares outstanding:
Basic	102.7	106.6		104.8	108.1
Diluted	104.0	109.2		107.0	110.9

Dividends per common share	$0.06	$—		$0.24	$—

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017		2018	2017
Gross profit (Net sales, less Cost of products sold)	33.5%	35.2%		32.3%	33.7%
Selling, general and administrative expenses	18.5%	18.9%		20.2%	21.3%
Operating income	12.5%	13.6%		9.6%	9.5%
Income before income tax	11.1%	12.4%		8.1%	8.1%
Net income	6.6%	13.1%		5.5%	6.8%
Income tax rate	40.5%	(5.6)%		32.4%	16.7%
(A) 2017 historical data has been restated for ASU No. 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which is effective for the Company in the first quarter of 2018. This new standard requires presentation of all components of net periodic pension and postretirement benefit costs, other than service costs, in an income statement line item outside of a subtotal of income from operations. This has resulted in the reclass of $2.3 million and $8.5 million of income out of operating income into the account "non-operating pension income" for the three and twelve months ended December 31, 2017, respectively.

ACCO Brands Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions, except per share data)

The following table sets forth a reconciliation of certain Income Statement information reported in accordance with GAAP to adjusted Non-GAAP Information.

	Three Months Ended December 31, 2018						Three Months Ended December 31, 2017
	Reported	% of	Adjusted		Adjusted	% of	Reported	% of	Adjusted		Adjusted	% of	% Change
	GAAP	Sales	Items		Non-GAAP	Sales	GAAP	Sales	Items		Non-GAAP	Sales	Adjusted
Gross profit	$177.1	33.5%	$0.1	(A.1)	$177.2	33.5%	$199.4	35.2%	$—		$199.4	35.2%	(11)%
Selling, general and administrative expenses	97.8	18.5%	(0.2)	(A.2)	97.6	18.4%	107.3	18.9%	(1.8)	(A.2)	105.5	18.6%	(7)%
Restructuring charges	3.8		(3.8)	(A.3)	—		5.6		(5.6)	(A.3)	—		NM
Operating income	66.0	12.5%	4.1		70.1	13.2%	77.3	13.6%	7.4		84.7	14.9%	(17)%
Income before income tax	58.8	11.1%	4.1		62.9	11.9%	70.1	12.4%	7.4		77.5	13.7%	(19)%
Income tax expense (income)	23.8		(3.8)	(A.7)	20.0		(3.9)		28.7	(A.7)	24.8		(19)%
Income tax rate	40.5%				32.0%		(5.6)%				32.0%
Net income	$35.0	6.6%	$7.9		$42.9	8.1%	$74.0	13.1%	$(21.3)		$52.7	9.3%	(19)%
Diluted income per share	$0.34		$0.08		$0.41		$0.68		$(0.20)		$0.48		(15)%
Weighted average number of shares outstanding:	104.0				104.0		109.2				109.2

	Twelve Months Ended December 31, 2018						Twelve Months Ended December 31, 2017
	Reported	% of	Adjusted		Adjusted	% of	Reported	% of	Adjusted		Adjusted	% of	% Change
	GAAP	Sales	Items		Non-GAAP	Sales	GAAP	Sales	Items		Non-GAAP	Sales	Adjusted
Gross profit	$627.8	32.3%	$0.1	(A.1)	$627.9	32.3%	$657.3	33.7%	$0.9	(A.1)	$658.2	33.8%	(5)%
Selling, general and administrative expenses	392.4	20.2%	(4.6)	(A.2)	387.8	20.0%	415.5	21.3%	(14.9)	(A.2)	400.6	20.6%	(3)%
Restructuring charges	11.7		(11.7)	(A.3)	—		21.7		(21.7)	(A.3)	—		NM
Operating income	187.0	9.6%	16.4		203.4	10.5%	184.5	9.5%	37.5		222.0	11.4%	(8)%
Interest expense	41.2		(0.6)	(A.4)	40.6		41.1		—		41.1		(1)%
Non-operating pension income	(9.3)		0.6	(A.5)	(8.7)		(8.5)		—		(8.5)		2%
Other expense (income), net	1.6		—		1.6		(0.4)		2.0	(A.6)	1.6		—%
Income before income tax	157.9	8.1%	16.4		174.3	9.0%	158.1	8.1%	35.5		193.6	9.9%	(10)%
Income tax expense	51.2		1.1	(A.7)	52.3		26.4		35.6	(A.7)	62.0		(16)%
Income tax rate	32.4%				30.0%		16.7%				32.0%
Net income	$106.7	5.5%	$15.3		$122.0	6.3%	$131.7	6.8%	$(0.1)		$131.6	6.8%	(7)%
Diluted income per share	$1.00		$0.14		$1.14		$1.19		$—		$1.19		(4)%
Weighted average number of shares outstanding:	107.0				107.0		110.9				110.9

Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

A.
"Adjusted" results exclude restructuring charges, amortization of the step-up in value of finished goods, transaction and integration expenses associated with the acquisitions of Esselte Group Holdings AB ("Esselte"), Pelikan Artline and GOBA Internacional, S.A. de C.V ("GOBA"). In addition, "Adjusted" results exclude other one-time or non-recurring items and all unusual income tax items, including income taxes related to the aforementioned items; in addition, income taxes have been recalculated at a normalized tax rate of 30% for 2018 and 32% for 2017.

1.	Represents the adjustment related to the amortization of step-up in the value of finished goods inventory associated with the acquisition of Esselte in 2017.

2.
Represents the elimination of transaction and integration expenses associated with the acquisitions of Esselte (in 2018 and 2017), Pelikan Artline (in 2017 only) and GOBA (in 2018 only) and $1.5 million gain on the sale of a distribution center (in 2017) related to the Pelikan Artline integration.

3.	Represents the elimination of restructuring charges.

4.	Represents the elimination of forward points on a hedged intercompany loan for the GOBA acquisition.

5.	Represents the elimination of a pension curtailment gain related to a restructuring project for the integration of Esselte.

6.
Represents the foreign currency gain of $2.3 million related to the settlement of certain intercompany transactions in the second quarter of 2017, and the write-off of $0.3 million in debt issuance costs and other costs associated with the Company's refinancing in the first quarter of 2017 related to the Esselte acquisition.

7.
Primarily reflects the tax effect of the adjustments outlined in items A.1-4 above and adjusts the company's effective tax rate to a normalized rate of 30% for 2018 (the Company adjusted the rate in the fourth quarter of 2018 to 30% from 29%, due to lower U.S. income; the impact for the quarter and year-to-date was $1.8 million) and 32% for 2017. The lower normalized tax rate for 2018 is primarily due to the restructuring of our European legal entities following the acquisition of Esselte. The Company's estimated long-term rate remains subject to variations from the mix of earnings across the Company's operating jurisdictions and changes in tax laws.

ACCO Brands Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA and Net Leverage Ratio (Unaudited)
(In millions)

"Adjusted EBITDA" represents net income after adding back depreciation; stock-based compensation expense; amortization of intangibles; interest expense, net; other expense (income), net; and income tax expense. Adjusted EBITDA also excludes the amortization of the step-up in value of finished goods inventory, transaction, integration, and restructuring charges and a pension curtailment gain related to a restructuring project for the integration of Esselte within the ACCO Brands EMEA segment. The following table sets forth a reconciliation of net income reported in accordance with GAAP to Adjusted EBITDA. "Net Leverage Ratio" represents total debt less cash and cash equivalents divided by Adjusted EBTIDA.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	% Change	2018	2017	% Change
Net income	$35.0	$74.0	(53)%	$106.7	$131.7	(19)%
Inventory step-up amortization	0.1	—	NM	0.1	0.9	(89)%
Transaction and integration expenses	0.2	1.8	(89)%	4.6	14.9	(69)%
Restructuring charges	3.8	5.6	(32)%	11.7	21.7	(46)%
Pension curtailment gain	—	—	NM	(0.6)	—	NM
Depreciation	8.5	9.3	(9)%	34.0	35.6	(4)%
Stock-based compensation	2.8	5.1	(45)%	8.8	17.0	(48)%
Amortization of intangibles	9.5	9.2	3%	36.7	35.6	3%
Interest expense, net	9.4	8.9	6%	36.8	35.3	4%
Other expense (income), net	—	0.6	(100)%	1.6	(0.4)	NM
Income tax expense (income)	23.8	(3.9)	NM	51.2	26.4	94%
Adjusted EBITDA (non-GAAP)	$93.1	$110.6	(16)%	$291.6	$318.7	(9)%

Adjusted EBITDA as a % of Net Sales	17.6%	19.5%		15.0%	16.4%

Net Leverage Ratio (Net Debt/Adjusted EBITDA):
				2018	2017
Total debt (gross debt)				$888.0	$939.5
Cash and cash equivalents				67.0	76.9
Net Debt (non-GAAP)				$821.0	$862.6

Net Leverage Ratio (non-GAAP)				2.8	2.7
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(In millions)

"Free Cash Flow" represents cash flow from operating activities less cash used for additions to property, plant and equipment, plus cash proceeds from the disposition of assets. The following table sets forth a reconciliation of net cash provided by operating activities reported in accordance with GAAP to Free Cash Flow.

	Twelve Months Ended December 31, 2018	Twelve Months Ended December 31, 2017
Net cash provided by operating activities	$194.8	$204.9

Net cash (used) provided by:
Additions to property, plant and equipment	(34.1)	(31.0)
Proceeds from the disposition of assets	0.2	4.2
Free cash flow (non-GAAP)	$160.9	$178.1

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	(unaudited)
(in millions)	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$67.0	$76.9
Accounts receivable, net	428.4	469.3
Inventories	340.6	254.2
Other current assets	44.2	29.2
Total current assets	880.2	829.6
Total property, plant and equipment	618.7	645.2
Less: accumulated depreciation	(355.0)	(366.7)
Property, plant and equipment, net	263.7	278.5
Deferred income taxes	115.1	137.9
Goodwill	708.9	670.3
Identifiable intangibles, net	787.0	839.9
Other non-current assets	31.5	42.9
Total assets	$2,786.4	$2,799.1
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$39.5	$43.2
Accounts payable	274.6	178.2
Accrued compensation	41.6	60.9
Accrued customer program liabilities	114.5	141.1
Accrued interest	1.2	1.2
Other current liabilities	127.8	113.8
Total current liabilities	599.2	538.4
Long-term debt, net	843.0	889.2
Deferred income taxes	176.2	177.1
Pension and post-retirement benefit obligations	257.2	275.5
Other non-current liabilities	121.1	144.8
Total liabilities	1,996.7	2,025.0
Stockholders' equity:
Common stock	1.1	1.1
Treasury stock	(33.9)	(26.4)
Paid-in capital	1,941.0	1,999.7
Accumulated other comprehensive loss	(461.7)	(461.1)
Accumulated deficit	(656.8)	(739.2)
Total stockholders' equity	789.7	774.1
Total liabilities and stockholders' equity	$2,786.4	$2,799.1

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Twelve Months Ended December 31,
(in millions)	2018	2017
Operating activities
Net income	$106.7	$131.7
Amortization of inventory step-up	0.1	0.9
Loss (gain) on disposal of assets	0.2	(1.3)
Deferred income tax expense (benefit)	22.7	(45.2)
Insurance claims, net of proceeds	—	(0.4)
Depreciation	34.0	35.6
Amortization of debt issuance costs	2.1	2.9
Amortization of intangibles	36.7	35.6
Stock-based compensation	8.8	17.0
Loss on debt extinguishment	0.3	—
Changes in balance sheet items:
Accounts receivable	46.0	10.2
Inventories	(92.9)	2.5
Other assets	5.5	4.6
Accounts payable	101.0	(18.7)
Accrued expenses and other liabilities	(79.1)	(8.3)
Accrued income taxes	2.7	37.8
Net cash provided by operating activities	194.8	204.9
Investing activities
Additions to property, plant and equipment	(34.1)	(31.0)
Proceeds from the disposition of assets	0.2	4.2
Cost of acquisitions, net of cash acquired	(38.0)	(292.3)
Net cash used by investing activities	(71.9)	(319.1)
Financing activities
Proceeds from long-term borrowings	225.3	484.1
Repayments of long-term debt	(249.5)	(296.5)
Payments for debt issuance costs	(0.6)	(3.6)
Dividends paid	(25.1)	—
Repurchases of common stock	(75.0)	(36.6)
Payments related to tax withholding for stock-based compensation	(7.5)	(9.4)
Proceeds from the exercise of stock options	6.8	4.2
Net cash (used) provided by financing activities	(125.6)	142.2
Effect of foreign exchange rate changes on cash and cash equivalents	(7.2)	6.0
Net (decreased) increase in cash and cash equivalents	(9.9)	34.0
Cash and cash equivalents
Beginning of the period	76.9	42.9
End of the period	$67.0	$76.9

ACCO Brands Corporation and Subsidiaries
Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions)

	2018					2017					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss) (B)	Margin (B)	Net Sales	(Loss) (A)	Items	(Loss) (B)	Margin (B)	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$165.6	$2.9	$1.8	$4.7	2.8%	$174.9	$5.8	$1.4	$7.2	4.1%	$(9.3)	(5.3)%	$(2.5)	(34.7)%	(130)
ACCO Brands EMEA	154.5	14.1	3.3	17.4	11.3%	96.5	3.6	1.9	5.5	5.7%	58.0	60.1%	11.9	216.4%	560
ACCO Brands International	85.7	5.8	0.8	6.6	7.7%	88.4	10.1	0.6	10.7	12.1%	(2.7)	(3.1)%	(4.1)	(38.3)%	(440)
Corporate	—	(11.1)	0.4	(10.7)		—	(12.3)	2.9	(9.4)		—		(1.3)
Total	$405.8	$11.7	$6.3	$18.0	4.4%	$359.8	$7.2	$6.8	$14.0	3.9%	$46.0	12.8%	$4.0	28.6%	50

Q2:
ACCO Brands North America	$282.8	$51.5	$1.6	$53.1	18.8%	$280.6	$51.7	$2.8	$54.5	19.4%	$2.2	0.8%	$(1.4)	(2.6)%	(60)
ACCO Brands EMEA	140.5	8.4	1.8	10.2	7.3%	128.5	(0.6)	8.5	7.9	6.1%	12.0	9.3%	2.3	29.1%	120
ACCO Brands International	75.5	3.3	0.3	3.6	4.8%	80.9	4.0	3.9	7.9	9.8%	(5.4)	(6.7)%	(4.3)	(54.4)%	(500)
Corporate	—	(11.4)	0.3	(11.1)		—	(11.8)	0.8	(11.0)		—		(0.1)
Total	$498.8	$51.8	$4.0	$55.8	11.2%	$490.0	$43.3	$16.0	$59.3	12.1%	$8.8	1.8%	$(3.5)	(5.9)%	(90)

Q3:
ACCO Brands North America	$263.4	$33.7	$(0.3)	$33.4	12.7%	$290.3	$49.6	$0.7	$50.3	17.3%	$(26.9)	(9.3)%	$(16.9)	(33.6)%	(460)
ACCO Brands EMEA	143.1	14.6	2.2	16.8	11.7%	140.3	7.8	3.3	11.1	7.9%	2.8	2.0%	5.7	51.4%	380
ACCO Brands International	100.8	16.1	0.1	16.2	16.1%	101.6	11.2	1.6	12.8	12.6%	(0.8)	(0.8)%	3.4	26.6%	350
Corporate	—	(6.9)	—	(6.9)		—	(11.9)	1.7	(10.2)		—		3.3
Total	$507.3	$57.5	$2.0	$59.5	11.7%	$532.2	$56.7	$7.3	$64.0	12.0%	$(24.9)	(4.7)%	$(4.5)	(7.0)%	(30)

Q4:
ACCO Brands North America	$228.9	$28.5	$3.1	$31.6	13.8%	$253.2	$45.3	$0.9	$46.2	18.2%	$(24.3)	(9.6)%	$(14.6)	(31.6)%	(440)
ACCO Brands EMEA	167.1	22.3	0.7	23.0	13.8%	177.5	21.2	3.8	25.0	14.1%	(10.4)	(5.9)%	(2.0)	(8.0)%	(30)
ACCO Brands International	133.3	24.0	0.3	24.3	18.2%	136.1	25.6	0.1	25.7	18.9%	(2.8)	(2.1)%	(1.4)	(5.4)%	(70)
Corporate	—	(8.8)	—	(8.8)		—	(14.8)	2.6	(12.2)		—		3.4
Total	$529.3	$66.0	$4.1	$70.1	13.2%	$566.8	$77.3	$7.4	$84.7	14.9%	$(37.5)	(6.6)%	$(14.6)	(17.2)%	(170)

YTD:
ACCO Brands North America	$940.7	$116.6	$6.2	$122.8	13.1%	$999.0	$152.4	$5.8	$158.2	15.8%	$(58.3)	(5.8)%	$(35.4)	(22.4)%	(270)
ACCO Brands EMEA	605.2	59.4	8.0	67.4	11.1%	542.8	32.0	17.5	49.5	9.1%	62.4	11.5%	17.9	36.2%	200
ACCO Brands International	395.3	49.2	1.5	50.7	12.8%	407.0	50.9	6.2	57.1	14.0%	(11.7)	(2.9)%	(6.4)	(11.2)%	(120)
Corporate	—	(38.2)	0.7	(37.5)		—	(50.8)	8.0	(42.8)		—		5.3
Total	$1,941.2	$187.0	$16.4	$203.4	10.5%	$1,948.8	$184.5	$37.5	$222.0	11.4%	$(7.6)	(0.4)%	$(18.6)	(8.4)%	(90)

(A) 2017 historical data has been restated for ASU No. 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which is effective for the Company in the first quarter of 2018. This new standard requires presentation of all components of net periodic pension and postretirement benefit costs, other than service costs, in an income statement line item outside of a subtotal of income from operations. This has resulted in the reclass of $8.5 million of income out of operating income into the account "non-operating pension income/costs" for the annual period ended December 31, 2017.

(B) See "Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for a description of adjusted items on page 8.

ACCO Brands Corporation and Subsidiaries
Supplemental Net Sales Change Analysis (Unaudited)

	% Change - Net Sales				$ Change - Net Sales (in millions)
	GAAP	Non-GAAP			GAAP	Non-GAAP

				Comparable				Comparable
	Net Sales	Currency		Net Sales	Net Sales	Currency		Net Sales
	Change	Translation	Acquisition	Change (A)	Change	Translation	Acquisition	Change (A)
Q1 2018:
ACCO Brands North America	(5.3)%	0.5%	0.5%	(6.3)%	$(9.3)	$0.9	$0.9	$(11.1)
ACCO Brands EMEA	60.1%	14.2%	44.2%	1.7%	58.0	13.7	42.7	1.6
ACCO Brands International	(3.1)%	2.7%	0.7%	(6.5)%	(2.7)	2.4	0.6	(5.7)
Total	12.8%	4.7%	12.3%	(4.2)%	$46.0	$17.0	$44.2	$(15.2)

Q2 2018:
ACCO Brands North America	0.8%	0.5%	—%	0.3%	$2.2	$1.3	$—	$0.9
ACCO Brands EMEA	9.3%	6.5%	—%	2.8%	12.0	8.3	—	3.7
ACCO Brands International	(6.7)%	(1.9)%	—%	(4.8)%	(5.4)	(1.5)	—	(3.9)
Total	1.8%	1.7%	—%	0.1%	$8.8	$8.1	$—	$0.7

Q3 2018:
ACCO Brands North America	(9.3)%	(0.5)%	—%	(8.8)%	$(26.9)	$(1.4)	$—	$(25.5)
ACCO Brands EMEA	2.0%	(2.7)%	—%	4.7%	2.8	(3.8)	—	6.6
ACCO Brands International	(0.8)%	(10.1)%	9.8%	(0.5)%	(0.8)	(10.3)	10.0	(0.5)
Total	(4.7)%	(2.9)%	1.9%	(3.7)%	$(24.9)	$(15.5)	$10.0	$(19.4)

Q4 2018:
ACCO Brands North America	(9.6)%	(0.4)%	—%	(9.2)%	$(24.3)	$(1.1)	$—	$(23.2)
ACCO Brands EMEA	(5.9)%	(4.2)%	—%	(1.7)%	(10.4)	(7.4)	—	(3.0)
ACCO Brands International	(2.1)%	(9.3)%	7.1%	0.1%	(2.8)	(12.6)	9.7	0.1
Total	(6.6)%	(3.7)%	1.7%	(4.6)%	$(37.5)	$(21.1)	$9.7	$(26.1)

2018 YTD:
ACCO Brands North America	(5.8)%	—%	0.1%	(5.9)%	$(58.3)	$(0.3)	$0.9	$(58.9)
ACCO Brands EMEA	11.5%	2.0%	7.9%	1.6%	62.4	10.8	42.7	8.9
ACCO Brands International	(2.9)%	(5.4)%	5.0%	(2.5)%	(11.7)	(22.0)	20.3	(10.0)
Total	(0.4)%	(0.6)%	3.3%	(3.1)%	$(7.6)	$(11.5)	$63.9	$(60.0)
(A) Comparable net sales represents net sales excluding acquisitions and with current-period foreign operation sales translated at prior-year currency rates.